SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

ZENDESK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36456	26-4411091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1019 Market Street San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415.418.7506

989 Market Street, Suite 300, San Francisco, California 94103

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On August 5, 2014, Zendesk, Inc. (the “Company”) issued a press release announcing its results for the quarter ended June 30, 2014. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein. The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2014, the Company appointed Anne Raimondi, 42, as its Senior Vice President, Operations. From August 2013 until her appointment as Senior Vice President, Operations, Ms. Raimondi served as our Vice President, People Operations. From November 2012 to August 2013, Ms. Raimondi served as the Chief Revenue Officer at TaskRabbit, Inc., a provider of an online services marketplace. From May 2012 to November 2012, Ms. Raimondi served as the Chief Executive Officer of One Jackson, Inc., an apparel company. From May 2010 to April 2012, Ms. Raimondi served as Vice President, Marketing at SurveyMonkey Inc., a software company. From September 2007 to June 2010, Ms. Raimondi served as the Vice President of Business Talent Group, a consulting company. Ms. Raimondi holds a B.A. in economics and sociology from Stanford University and an M.B.A. from Stanford University. No changes were made to Ms. Raimondi’s employment arrangements with the Company in connection with her appointment.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1    Press Release, dated August 5, 2014, issued by Zendesk, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zendesk, Inc.
(Registrant)

By:	/s/ Alan Black
Alan Black
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

August 5, 2014

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated August 5, 2014, issued by Zendesk, Inc.